Exhibit 12-1


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                                                       9 MONTHS
                                                                         ENDED
                                                                       09/30/95
                                                                      ----------

NET INCOME                                                              $489,930

ADD BACK:

-INCOME TAXES:
   OPERATING INCOME                                                      309,566
   NON-OPERATING INCOME                                                   34,226
                                                                      ----------
   NET TAXES                                                            $343,792



-FIXED CHARGES:
   INTEREST APPLICABLE TO DEBT                                          $308,238
   ANNUAL RENTALS ESTIMATE                                                $7,455
                                                                      ----------
   TOTAL FIXED CHARGES                                                  $315,693

ADJUSTED EARNINGS INCLUDING AFUDC                                     $1,149,415
ADD BACK VRIP & VSIP CHARGES
ADJUSTED EARNINGS INCLUDING AFUDC EXCLUDING VRIP & VSIP               ==========


RATIO OF EARNINGS TO FIXED CHARGES                                          3.64